SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Transmeta Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2002

To our stockholders:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Transmeta Corporation to be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Thursday, May 16, 2002 at 8:00 a.m., local time.

      The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

      Please use this opportunity to take part in Transmeta’s affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

      We hope to see you at the meeting.

Sincerely,

MURRAY A. GOLDMAN
Chairman of the Board

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
COMPANY STOCK PRICE PERFORMANCE
PROPOSAL NO. 2 -- AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER BUSINESS
2000 EMPLOYEE STOCK PURCHASE PLAN

TRANSMETA CORPORATION

3940 Freedom Circle
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

      The 2002 Annual Meeting of Stockholders of Transmeta Corporation will be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Thursday, May 16, 2002 at 8:00 a.m., local time.

      At the meeting, you will be asked to consider and vote upon the following matters:

1. The election of two Class II directors, each for a term of three years and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as Class II directors:

David R. Ditzel

T. Peter Thomas

2. To approve an amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance by 4,000,000 shares.

3. A proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2002.

4. To transact the other business that may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

MERLE A. MCCLENDON
Chief Financial Officer and Secretary

Santa Clara, California

April 19, 2002

Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

TRANSMETA CORPORATION

3940 Freedom Circle
Santa Clara, California 95054

PROXY STATEMENT

April 19, 2002

      The accompanying proxy is solicited on behalf of the board of directors of Transmeta Corporation, a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Thursday, May 16, 2002 at 8:00 a.m., local time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 19, 2002. Our annual report for fiscal year 2001 is enclosed with this proxy statement.

Record Date; Quorum

      Only holders of record of common stock at the close of business on March 22, 2002 will be entitled to vote at the meeting. At the close of business on the record date, we had 133,595,186 shares of common stock outstanding and entitled to vote.

      A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Voting Rights; Required Vote

      Stockholders are entitled to one vote for each share held as of the record date. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Negative votes will not affect the outcome of the election of directors. All other matters require the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on the proposals. The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Voting of Proxies

      The proxy sent with this proxy statement is solicited on behalf of the board. We ask all stockholders to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or otherwise mail it to Transmeta. All returned, signed proxies that are not revoked will be voted in accordance with the instructions in the proxy. Returned, signed proxies that give no instructions as to how they should be voted on a particular proposal will be counted as votes “for” that proposal. In the case of the election of directors, proxies that give no instructions as to how they should be voted will be counted as voted “for” election to the board of all the nominees presented by the board.

      If we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxy holders may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

      We will pay the expenses of soliciting the proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

      A stockholder may revoke a proxy at any time before it is voted. A proxy may be revoked by signing and returning a proxy with a later date, by delivering a written notice of revocation to us stating that the proxy is revoked or by attending the meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

      The board currently consists of seven directors. The board is divided into three classes with overlapping three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier resignation, death or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

      Two Class II directors are to be elected at the meeting for a three-year term ending in 2005. The board has nominated David R. Ditzel and T. Peter Thomas for election as the Class II directors. Shares represented by the accompanying proxy will be voted “for” the election of the two nominees recommended by the board unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/ Nominees

      The table below presents information about the nominees.

			Director
Name of Director	Age	Principal Occupation	Since

David R. Ditzel	45	Vice Chairman of the Board and Chief Technology Officer of Transmeta	1995
T. Peter Thomas(1)(2)	55	Managing Director of Institutional Venture Management	1995

      The table below presents information about each director whose term of office continues after the meeting.

			Term
Name of Director	Age	Principal Occupation	Expires

R. Hugh Barnes	56	Independent Technology Consultant	2004
Larry R. Carter(2)	58	Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems, Inc.	2003
Murray A. Goldman	64	Chairman of the Board and Independent Technology Consultant	2004
Matthew R. Perry	39	President and Chief Executive Officer of Transmeta	2004
William P. Tai(1)(2)	39	Managing Director of Institutional Venture Management	2003

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

      R. Hugh Barnes has served as a director of Transmeta since November 1998 and served as President and Chief Operating Officer of Transmeta from October 2001 to April 2002. Mr. Barnes served as a business advisor to Transmeta from March 1997 to November 1998. From April 1984 to January 1997, Mr. Barnes was employed at Compaq Computer Corporation, a computer manufacturer, where he held a variety of positions, most recently as Vice President and Chief Technical Officer. Mr. Barnes holds a B.S. in electrical engineering from Iowa State University.

      Larry R. Carter has served as a director of Transmeta since October 2000. Since January 1995, he has worked for Cisco Systems, a computer networking products company. He has served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems since July 1997. From January 1995 to July 1997, he served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems. In July 2000, he was appointed to the board of Cisco Systems. From July 1992 to January 1995, he served as Vice President and Corporate Controller of Advanced Micro Devices, a manufacturer and supplier of integrated circuits. Prior to that, he was with VLSI Technology, a semiconductor company, for four years where he held the position of Vice President, Finance and Chief Financial Officer. Mr. Carter is currently on the Board of Trustees at Loyola Marymount University and serves on the boards of directors of eSpeed, a provider of business-to-business electronic marketplace solutions, and QLogic, a provider of storage area network infrastructure components. Mr. Carter holds a B.S. in Business Administration and Accounting from Arizona State University.

      David R. Ditzel is a co-founder of Transmeta. Mr. Ditzel has served as Vice Chairman of the board of directors and Chief Technology Officer since March 2001 and has been a director of Transmeta since March 1995. From March 1995 to March 2001, Mr. Ditzel served as Chief Executive Officer of Transmeta and as President from March 1995 to January 2000. In addition, Mr. Ditzel served as Vice President of Engineering of Transmeta from March 1995 to November 1998. From 1987 to 1995, Mr. Ditzel was employed at Sun Microsystems, a provider of network computing environments, where he held a variety of positions, most recently as Director of SPARC Laboratories and Chief Technical Officer of the Microelectronics division. From 1978 to 1987, Mr. Ditzel was employed at AT&T Bell Laboratories, where he was a Member of Technical Staff. Mr. Ditzel holds a B.S. in electrical engineering and a B.S. in computer science from Iowa State University and an M.S. in electrical engineering and computer science from the University of California at Berkeley.

      Murray A. Goldman has served as Chairman of the board of directors of Transmeta since November 1998 and served as Chief Executive Officer from October 2001 to April 2002. Dr. Goldman served as a business advisor to Transmeta from March 1997 to November 1998. From July 1969 to January 1997, Dr. Goldman was employed at Motorola, a provider of integrated communications solutions and embedded electronic solutions, where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman also serves on the boards of directors of Three Five Systems, a designer and manufacturer of display modules, and several privately held companies. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

      Matthew R. Perry has served as President and Chief Executive Officer and as a director of Transmeta since April 2002. From December 1995 to April 2002, Dr. Perry was employed at Cirrus Logic, Inc., a supplier of chip solutions for consumer entertainment electronics, where he held a variety of positions, most recently as Vice President and General Manager, in which position he managed, in succession, Cirrus Logic’s Embedded Processors Division, Crystal Products Division and Optical Products Division. Before joining Cirrus Logic, Dr. Perry was employed at Advanced Micro Devices, a supplier of integrated circuits and, prior to that, at Motorola, a provider of integrated communications solutions and embedded electronic solutions, in each case where he held management positions. Dr. Perry earlier served as an Assistant Professor of Electrical Engineering at Texas Tech University. Dr. Perry also serves on the board of directors of the Consumer Electronics Association. Dr. Perry holds a B.S. in electrical engineering, an M.S. in electrical engineering and a Ph.D. in electrical engineering, all from Oklahoma State University.

      William P. Tai has served as a director of Transmeta since December 1995. Since 1997, Mr. Tai has served as a general partner and managing director of Institutional Venture Management, a venture capital firm. Mr. Tai also serves on the boards of directors of Microtune, a provider of broadband wireless components, 8x8 Inc., a provider of IP telephony silicon and solutions, and imGO Limited, a Hong Kong listed company that focuses on investments in the wireless sector, as well as several privately held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and an M.B.A. from the Harvard Graduate School of Business.

      T. Peter Thomas has served as a director of Transmeta since December 1995. Since November 1985, Mr. Thomas has served as managing director of Institutional Venture Management. Mr. Thomas also serves on the board of Atmel Corp., a manufacturer of a broad range of high performance non-volatile memory and logic integrated circuits, and At Road, Inc., an integrator of global positioning, wireless communications and internet technology for Mobile Resource Management, as well as several privately held companies. Mr. Thomas holds a B.S. in electrical engineering from Utah State University and an M.S. in computer science from Santa Clara University.

Board of Directors Meetings and Committees

      During 2001, the board met thirteen times, including telephone conference meetings. With the exception of Larry R. Carter, each director attended more than 75% of the total number of meetings held by the board while he was a director. Further, each director attended 100% of the total number of meetings held by a committee of the board on which the director served.

      Standing committees of the board include an audit committee and a compensation committee. The board does not have a nominating committee or a committee performing similar functions.

      Prior to October 2001, the members of the audit committee were Larry R. Carter, Murray A. Goldman and William P. Tai. Mr. Goldman left the audit committee when he became Chief Executive Officer of Transmeta in October 2001. The current members of the audit committee are Messrs. Carter, Tai and T. Peter Thomas, all of whom are independent directors as defined in the rules of the Nasdaq Stock Market. The audit committee met four times during 2001. The audit committee reviews our financial statements and accounting practices, reviews and recommends to our board the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors.

      Prior to October 2001, the members of the compensation committee were R. Hugh Barnes and T. Peter Thomas. The current members of the compensation committee are William P. Tai and T. Peter Thomas. The compensation committee met six times during 2001. The compensation committee reviews and recommends the compensation and benefits for our officers and directors, including the award of options and stock under our employee benefit plans and reviews our general policy relating to compensation and benefits.

Director Compensation

      We reimburse board members for reasonable expenses associated with their attendance at board meetings. None of the board members received cash compensation for their services as board members in 2001. Members of the board are eligible to participate in our 2000 Equity Incentive Plan. Each option has a ten-year term and will terminate three months after the date the director ceases to be a director or consultant or twelve months if the termination is due to death or disability. The options become exercisable and the shares vest as to one-third of the shares after one year from the grant date and 2.77778% of the shares each month after that, so long as the non-employee director remains a director or consultant. In the event of our dissolution, liquidation or a change in control transaction, the options will vest and be exercisable in full.

      Our 2000 Equity Incentive Plan also provides for automatic and non-discretionary option grants to directors who are not employed by Transmeta or by a parent or subsidiary of Transmeta. Each non-employee director who becomes a member of our board will automatically be granted an option to purchase 30,000 shares of our common stock as of the date that director joins the board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 15,000 shares of our common stock, as long as the non-employee director is a member of our board on that date and has served continuously as a member of our board for at least twelve months since the last option grant to that non-employee director. If less than twelve months has passed, then the number of shares subject to the option granted after the annual meeting will be equal to 15,000 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days. The exercise price will be the fair market value of our common stock on the date of grant. The option will have a ten-year term and will terminate three months after the date the director ceases to be a director or consultant or twelve months if the termination is due to death or disability. All options granted to non-employee directors will vest over three-years at a rate of one-third of the total shares on the first anniversary of the date of grant, and 2.77778% of the total shares each month after that, so long as the non-employee director remains a director or consultant. In the event of our dissolution, liquidation or a change in control transaction, options granted to our non-employee directors under the plan will vest and be exercisable in full. Under this program, we granted Mr. Carter a nonqualified option to purchase 8,671 shares of our common stock and Messrs. Barnes, Goldman, Tai and Thomas each a nonqualified option to purchase 15,000 shares of our common stock, at a price of $13.01 per share, in May 2001.

The board recommends a vote for the election of each nominated director.

PRINCIPAL STOCKHOLDERS

      The following table presents information about the beneficial ownership of our common stock as of March 22, 2002 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each director and nominee;

•	each executive officer named in the Summary Compensation Table in this proxy statement; and

•	all directors and executive officers as a group.

      The percentage of beneficial ownership for the table is based on 133,595,186 shares of our common stock outstanding as of March 22, 2002. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Transmeta Corporation, 3940 Freedom Circle, Santa Clara, California 95054.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after March 22, 2002, through the exercise of any option or warrant. However, the percentage ownership of the common stock is based on the assumption, as required by the rules of the Securities and Exchange

Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

	Number of Shares	Percentage
	of Common Stock	Beneficially
Name of Beneficial Owner	Beneficially Owned	Owned

T. Peter Thomas(1)	11,613,267	8.69%
Paul G. Allen(2)	6,735,000	5.04
David R. Ditzel(3)	4,029,738	3.02
William P. Tai(4)	3,652,648	2.73
Douglas A. Laird(5)	2,663,715	1.99
Merle A. McClendon(6)	1,102,380	*
James N. Chapman(7)	1,036,660	*
Murray A. Goldman(8)	834,950	*
Barry Rubinson(9)	642,177	*
R. Hugh Barnes(10)	208,950	*
Larry R. Carter(11)	64,386	*
David P. Jensen	1,906	*
Mark K. Allen	—	*
All executive officers and directors as a group (12 persons)(12)	24,944,890	18.67

*	Less than 1% ownership.

(1)	Represents 96,571 shares held by Mr. Thomas that he may be deemed to own beneficially. Includes 163,888 shares held by Institutional Venture Management VI, L.P, 7,569,704 shares held by Institutional Venture Partners VI, L.P. and 483,106 shares held by IVP Founders Fund I, L.P. T. Peter Thomas and seven other individuals are general partners of Institutional Venture Management VI, L.P., which is a general partner of each of Institutional Venture Partners VI, L.P. and IVP Founders Fund I, L.P. Also includes 26,666 shares held by Institutional Venture Management VII, L.P. and 1,293,332 shares held by Institutional Venture Partners VII, L.P. T. Peter Thomas, William P. Tai and eight other individuals are general partners of Institutional Venture Management VII, L.P., which is a general partner of Institutional Venture Partners VII, L.P. Also includes 1,950,000 shares held by Institutional Venture Partners VIII, L.P., 21,000 shares held by IVM Investment Fund VIII, LLC and 9,000 shares held by IVM Investment Fund VIII-A, LLC. T. Peter Thomas, William P. Tai and nine other individuals are general partners of Institutional Venture Management VIII, L.P., which is a general partner of Institutional Venture Partners VIII, L.P., IVM Investment Fund VIII, LLC and IVM Investment Fund VIII-A, LLC. Each general partner disclaims beneficial ownership of the shares held by these funds except to the extent of his or her pecuniary interest in these shares. The address of Institutional Venture Partners is 3000 Sand Hill Road, Building Two, Suite 290, Menlo Park, California 94025. Of the number of shares that are beneficially owned by Mr. Thomas, 19,875 shares are subject to options exercisable within 60 days after March 22, 2002.

(2)	Paul G. Allen is the sole owner and chief executive officer of Vulcan Ventures Incorporated.

(3)	Of the number of shares that are beneficially owned by Mr. Ditzel, 9,116 shares are subject to options exercisable within 60 days after March 22, 2002 and 140,008 shares are subject to repurchase by Transmeta.

(4)	Represents 191,550 shares held by Mr. Tai and 158,400 shares held by WT Technology, which Mr. Tai controls, and he and his family members may be deemed to own beneficially. Includes 3,299,998 shares held by entities affiliated with Institutional Venture Partners, as to which Mr. Tai shares voting and dispositive power. The address of WT Technology is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building Two, Suite 290, Menlo Park, California 94025. Also includes 2,700 shares held of record by Steven Kay and Augustus Owen Tai, as trustee for the Beauchamp Tai Irrevocable Children’s Trust dated October 1, 2000. Of the number of shares that are beneficially owned by Mr. Tai, 4,950 shares are subject to options exercisable within 60 days after March 22, 2002.

(5)	Represents 245,271 shares held by Mr. Laird, 2,176,944 shares held of record jointly by Mr. Laird and his wife, as trustees for the Douglas A. and Joan G. Laird Trust dated August 30, 1989 and 241,500 shares held of record by the D and J Laird Family Limited Partnership, of which Mr. Laird and his wife are each a general partner. Of the number of shares that are beneficially owned by Mr. Laird, 234,166 shares are subject to options exercisable within 60 days after March 22, 2002 and 140,008 shares are subject to repurchase by Transmeta.

(6)	Of the number of shares that are beneficially owned by Ms. McClendon, 550,000 shares are subject to repurchase by Transmeta.

(7)	Represents 836,660 shares held by Mr. Chapman and 200,000 shares held by Chapman Family Ventures, LLC, which Mr. Chapman controls, and he and his family members may be deemed to own beneficially.

(8)	Includes 147,496 shares held by Dr. Goldman, as trustee for the Murray A. Goldman Irrevocable Deed of Trust dated February 29, 2000. Of the number of shares that are beneficially owned by Dr. Goldman, 4,950 shares are subject to options exercisable within 60 days after March 22, 2002 and 105,017 shares are subject to repurchase by Transmeta.

(9)	Includes 637,500 shares subject to options exercisable within 60 days after March 22, 2002.

(10)	Of the number of shares that are beneficially owned by Mr. Barnes, 4,950 shares are subject to options exercisable within 60 days after March 22, 2002 and 20,001 shares are subject to repurchase by Transmeta.

(11)	Includes 34,386 shares subject to options exercisable within 60 days after March 22, 2002.

(12)	Includes 600,000 shares subject to an exercisable option held by one executive officer and 955,034 shares subject to repurchase by Transmeta. Not included are 200,000 shares beneficially owned by Matthew R. Perry, our President and Chief Executive Officer, that are subject to an option granted to him in April 2002 and exercisable within 60 days after March 22, 2002.

EXECUTIVE OFFICERS

      The following table presents the names, offices, and ages of each of our executive officers, as of April 10, 2002:

Name	Age	Position

Fred Brown	57	Senior Vice President of Worldwide Sales
David R. Ditzel	45	Vice Chairman of the Board and Chief Technology Officer
John O. Horsley	40	Vice President and General Counsel
Douglas A. Laird	46	Executive Vice President of Product Development
Merle A. McClendon	46	Chief Financial Officer and Secretary
Matthew R. Perry	39	President and Chief Executive Officer
Barry L. Rubinson	55	Vice President of Software

      Fred Brown has served as Senior Vice President of Worldwide Sales since October 2001. From February 1998 to February 2001, Mr. Brown was employed by C-Cube Microsystems, Inc., a digital video technology company, in a variety of positions, most recently as Senior Vice President of Worldwide Sales. From May 1983 to February 1994, Mr. Brown was employed by LSI Logic, a manufacturer and supplier of integrated circuits, in a variety of positions, most recently as Vice President, Asia Pacific Sales. Mr. Brown holds a B.S. in electrical engineering from Carnegie Institute of Technology, now Carnegie Mellon University.

      David R. Ditzel is a co-founder of Transmeta. Mr. Ditzel has served as Vice Chairman of the board of directors and Chief Technology Officer since March 2001 and has been a director of Transmeta since March 1995. From March 1995 to March 2001, Mr. Ditzel served as Chief Executive Officer of Transmeta and as President from March 1995 to January 2000. In addition, Mr. Ditzel served as Vice President of Engineering of Transmeta from March 1995 to November 1998. From 1987 to 1995, Mr. Ditzel was employed at Sun Microsystems, a provider of network computing environments, where he held a variety of positions, most recently as Director of SPARC Laboratories and Chief Technical Officer of the Microelectronics division. From 1978 to 1987, Mr. Ditzel was employed at AT&T Bell Laboratories, where he was a Member of Technical Staff. Mr. Ditzel holds a B.S. in electrical engineering and a B.S. in computer science from Iowa State University and an M.S. in electrical engineering and computer science from the University of California at Berkeley.

      John O. Horsley has served as General Counsel of Transmeta since July 2000 and as Vice President and General Counsel since June 2001. From November 1997 to July 2000, Mr. Horsley served at the Federal Trade Commission in appointed positions within the Bureau of Competition, most recently as Chief Counsel for Intellectual Property and Technology Matters. From October 1988 to October 1997, Mr. Horsley practiced law as an associate and partner with Pillsbury Madison & Sutro, where he specialized in litigation and strategic counseling in intellectual property, antitrust and securities law matters. Mr. Horsley holds a B.A. in Philosophy and a B.A. in English from the University of Utah and a J.D. from the University of California at Berkeley.

      Douglas A. Laird is a co-founder of Transmeta. Mr. Laird has served as the Senior Vice President of Product Development of Transmeta since February 2000 and as Executive Vice President of Product Development of Transmeta since April 2001. Prior to that, he served as Vice President of Product Development from November 1998 to January 2000, and as Vice President of VLSI Engineering from October 1995 to November 1998. From 1992 to March 1995, Mr. Laird was employed at Sun Microsystems, a provider of network computing environments, where he held a variety of positions, most recently as Manager of Advanced Development. Before joining Sun, Mr. Laird was employed by LSI Logic, a manufacturer and supplier of integrated circuits, where he held a variety of positions, most recently as Manager of SPARC Development. He holds a B.S. in electrical engineering from the Rochester Institute of Technology and a M.S. in computer science from Santa Clara University.

      Merle A. McClendon has served as Chief Financial Officer and Secretary of Transmeta since March 2000. From January 1997 to March 2000, Ms. McClendon served as Vice President of Finance and Chief Financial Officer of NeoMagic, a supplier of multimedia accelerators for notebooks. From March 1993 to January 1997, Ms. McClendon served as Vice President and Corporate Controller of S3 Incorporated, a semiconductor company. From November 1980 to March 1993, Ms. McClendon was employed by Deloitte & Touche, most recently as a Senior Manager. Ms. McClendon is a Certified Public Accountant and holds a B.S. in business administration from San Jose State University.

      Matthew R. Perry has served as President and Chief Executive Officer and as a director of Transmeta since April 2002. From December 1995 to April 2002, Dr. Perry was employed at Cirrus Logic, Inc., a supplier of chip solutions for consumer entertainment electronics, where he held a variety of positions, most recently as Vice President and General Manager, in which position he managed, in succession, Cirrus Logic’s Embedded Processors Division, Crystal Products Division and Optical Products Division. Before joining Cirrus Logic, Dr. Perry was employed at Advanced Micro Devices, a supplier of integrated circuits and, prior to that, at Motorola, a provider of integrated communications solutions and embedded electronic solutions, in each case where he held management positions. Dr. Perry earlier served as an Assistant Professor of Electrical Engineering at Texas Tech University. Dr. Perry also serves on the board of directors of the Consumer Electronics Association. Dr. Perry holds a B.S. in electrical engineering, an M.S. in electrical engineering and a Ph.D. in electrical engineering, all from Oklahoma State University.

      Barry L. Rubinson has served as Vice President of Software of Transmeta since August 2000. From August 1999 to July 2000, Mr. Rubinson was employed at AltaVista, an Internet search services company, where he held a variety of positions, most recently as Vice President of Engineering and then as Chief Technology Officer of the AltaVista search division. From June 1998 to August 1999, Mr. Rubinson was employed at Compaq Computer Corporation, a computer manufacturer, as Vice President of Engineering. From April 1974 until June 1998, Mr. Rubinson was employed at Digital Equipment Corporation, a computer manufacturer, where he held a variety of positions, most recently as Corporate Consulting Engineer. Mr. Rubinson holds a B.S. in Management Science and a M.S. in Computer Engineering from Case Western Reserve University.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table presents information about the compensation awarded to, earned by or paid to (i) our Chief Executive Officer at December 31, 2001 and each other person who served as Chief Executive Officer during 2001, (ii) our four other most highly compensated executive officers as of December 31, 2001 whose salary and bonus for fiscal 2001 was more than $100,000 and (iii) one other person who served as an executive officer during 2001, who, had he served as an executive officer as of December 31, 2001, would have been one of our four most highly compensated executive officers. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

					Long-Term
		Annual			Compensation Awards
		Compensation
					Shares of
				Other Annual	Common Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Underlying Options	Compensation

Murray A. Goldman(1)	2001	$50,000	—	—	15,000	—
Chairman of the Board and	2000	159,222	$82,113	—	—	—
Chief Executive Officer	1999	143,750	78,155	—	500,000	—
Mark K. Allen(2)	2001	$288,716	$57,761		250,000	$492,739	(3)
Former Chief Executive	2000	$241,861	$87,899	—	2,000,000	—
Officer and President	1999	—	—	—	—	—
David R. Ditzel(4)	2001	275,016	63,345		250,000
Vice Chairman of the	2000	243,504	124,528	—	—	—
Board and Chief	1999	170,615	110,554	—	500,000	—
Technology Officer; Former Chief Executive Officer
James N. Chapman(5)	2001	224,381	42,377		250,000	257,830	(3)
Former Senior Vice	2000	205,000	95,835	—	—	—
President of Sales and	1999	155,907	73,889	—	500,000	—
Marketing
David P. Jensen(6)	2001	190,515	32,809		100,000	881,965	(3)
Former Senior Vice	2000	146,135	40,045	—	550,000	—
President of Operations	1999	—	—	—	—	—
Douglas A. Laird	2001	223,442	38,414	—	460,000	—
Executive Vice President of	2000	204,192	85,665	—	—	—
Product Development	1999	154,364	74,564	—	500,000	—
Merle A. McClendon(7)	2001	220,539	43,822	—	—	—
Chief Financial Officer	2000	168,673	44,625	—	1,100,000	—
	1999	—	—	—	—	—
Barry L. Rubinson(8)	2001	205,851	37,876	—	150,000	—
Vice President of Software	2000	69,353	9,639	—	600,000	—
	1999	—	—	—	—	—

(1)	Dr. Goldman has served as Chairman of the board of directors of Transmeta since November 1998 and as Chief Executive Officer since October 2001.

(2)	Mr. Allen’s employment with us commenced in January 2000. He served as Chief Executive Officer from March 2001 to October 2001. In October 2001 Mr. Allen’s employment was terminated and he resigned as an officer and director.

(3)	Represents forgiveness of the principal, accrued interest, and tax withholding payments owed to Transmeta under promissory notes.

(4)	Mr. Ditzel served as Chief Executive Officer until March 2001 and was appointed Vice Chairman of the board and Chief Technology Officer in March 2001.

(5) In January 2002, Mr. Chapman’s employment was terminated and he resigned as an officer.

(6)	Mr. Jensen’s employment with us commenced in February 2000. In November 2001, Mr. Jensen resigned as an officer, and in December 2001, his employment was terminated.

(7)	Ms. McClendon’s employment with us commenced in March 2000.

(8)	Mr. Rubinson’s employment with us commenced in August 2000.

Option Grants in Fiscal 2001

      The following table presents information about option grants during 2001 to the executive officers named in the Summary Compensation Table.

Option Grants in Fiscal 2001

		Percentage of			Potential Realizable
		Total			Value at Assumed
	Number of	Transmeta			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted	2001	Per Share	Date	5%	10%

Murray A. Goldman	15,000	0.17%	$13.01	05/16/11	$122,686	$310,887
Mark K. Allen	250,000	2.89%	$3.11	07/25/11	$488,796	$1,238,608
David R. Ditzel	250,000	2.89%	$3.11	07/25/11	$488,796	$1,238,608
James N. Chapman	250,000	2.89%	$3.11	07/25/11	$488,796	$1,238,608
David P. Jensen	100,000	1.16%	$3.11	07/25/11	$195,519	$495,443
Douglas A. Laird	460,000	5.32%	$3.11	07/25/11	$899,385	$2,279,039
Merle A. McClendon	250,000	2.89%	$3.11	07/25/11	$488,796	$1,238,608
Barry L. Rubinson	150,000	1.74%	$3.11	07/25/11	$293,278	$743,165

      The options shown in the above table were granted at an exercise price equal to the fair market value of our common stock and will expire ten years from the date of grant. Messrs. Chapman’s, Jensen’s, Rubinson’s, Ms. McClendon’s and 200,000 of Mr. Laird’s shares vest as to 25% of the shares after one year from the grant date and 2.083% of the shares each month after that, so long as the executive officer remains employed by us. The remaining 260,000 of Mr. Laird’s shares vest as to 4.167% per month, for twenty-four months, so long as he remains employed by us. Mr. Allen’s shares vest as to 8.333% per month for twelve months, beginning January 31, 2004, so long as he remains employed by us. Mr. Ditzel’s shares vest as to 1.667% per month beginning April 30, 2002 for twelve months and then 6.667% per month for the remaining twelve months, so long as he remains employed by us. Mr. Goldman’s shares vest as to one-third of the shares after one year from the grant date and 2.778% of the shares each month after that, so long as he remains a director or consultant. During fiscal 2001, we granted to our employees options to purchase a total of 8,791,821 shares of common stock.

      Potential realizable values are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the exercise price;

•	assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the total option exercise price.

      The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future common stock prices.

Option Exercises in Fiscal 2001

      None of the executive officers named in the Summary Compensation Table exercised any stock options during fiscal 2001 or held any in-the-money options at the end of the fiscal year.

New Executive Officer Compensation

      In April 2002, we hired Matthew R. Perry as our President and Chief Executive Officer and appointed him as a member of our Board of Directors. We agreed to pay him an annual base salary of $330,000 and allow him to participate in our executive bonus plan, with a target bonus of fifty percent of his base salary. We granted him an option to purchase 2,000,000 shares of our common stock, exercisable at $2.60 per share and expiring on April 10, 2012. This option was vested as to 200,000 shares on the grant date and vests as to 25% of the remaining 1,800,000 shares after one year from the grant date and 2.083% of the remaining 1,800,000 shares each month after that, so long as he remains employed by us. In addition, the vesting of this option accelerates as to one-half of the remaining unvested portion if Transmeta were to experience a change of control and his employment was terminated without cause or otherwise eliminated as a result of that change of control. We also paid Dr. Perry a $150,000 starting bonus and made available up to $1,000,000 in home loan assistance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee currently consists of William P. Tai and T. Peter Thomas, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission.

REPORT ON EXECUTIVE COMPENSATION

      This report on executive compensation is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

      The compensation committee of the board makes decisions regarding executive compensation and stock option grants to executives. The committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. Although the Chief Executive Officer and the Chief Financial Officer attend some of the meetings of the committee, they do not participate in deliberations that relate to their own compensation.

General Compensation Policy

      The committee acts on behalf of the board to establish the general compensation policy for our executive officers and directors. The committee typically reviews base salary levels and target bonuses for the Chief Executive Officer (“CEO”) and other executive officers. The committee also makes grants of stock options to executive officers, including the CEO, and other grants if such grants exceed 50,000 shares. The board has authorized the CEO and President to grant options to purchase 50,000 or fewer shares to employees who are not directors or executive officers.

      The committee’s compensation philosophy for executive officers, including the CEO, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables Transmeta to attract, motivate, reward and retain key executives and employees. Our compensation policy, which applies to executive officers and our other key employees, relates a portion of each individual’s total compensation to our revenue and profit objectives as well as individual objectives set at the beginning of the year. Consistent with this policy, a designated portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer’s performance, as determined by the committee in its discretion. Each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Transmeta and with which Transmeta competes for executive personnel;

•	annual variable performance awards such as bonuses payable in cash and tied to the achievement of performance goals, financial or otherwise, that are established by the compensation committee; and

•	long-term equity incentives to strengthen the mutuality of interests between Transmeta’s executive officers and its stockholders.

      The committee determines base salaries, incentive compensation and stock option grants for the executive officers based in part on its review of the Radford Executive Compensation Report, the American Electronics Association Executive Compensation Survey for Electronics and Information Technology Companies and other surveys of prevailing compensation practices among high-technology companies with whom Transmeta competes for executive talent, and by their evaluation of this information in connection with our corporate goals. These surveys are nationally known for their databases of high technology company compensation practices. The Radford Survey itself includes over 500 high technology companies. To this end, the committee attempts to compare the compensation of our executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

      In preparing the performance graph for this proxy statement, we used the JP Morgan H&Q Semiconductors Index as our published line of business index. The companies in the Radford Survey are substantially similar to the companies contained in the JP Morgan H&Q Semiconductors Index. Nevertheless, certain of the companies in the JP Morgan H&Q Semiconductors Index were not included in the Radford Survey and our other salary surveys because they were not determined to be competitive with us for executive talent or because compensation information was not available.

      The committee reviews this competitive market information together with the CEO for each executive level position but within the committee solely with respect to the CEO’s total compensation. In addition, the committee reviews each executive officer’s performance for the last year and objectives for the upcoming year, together with the executive officer’s responsibility level and our fiscal performance, as compared to the objectives for the last year and our performance targets for the upcoming year.

Executive Compensation

      Base Compensation. Salaries for executive officers for fiscal 2001 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history as well as the salaries for similar positions at comparable companies.

      Incentive Compensation. Cash bonuses are awarded to the extent that an executive officer has achieved predetermined individual objectives and we have met predetermined revenue and profit objectives as set by the board at the beginning of the year and at the beginning of each quarter. The CEO’s subjective judgment of executives’ performance (other than his own) is taken into account in determining whether those individual objectives have been satisfied. Performance is measured at the end of each quarter and at the end of the year. For fiscal 2001, the basis of incentive compensation for executive officers was 50% for corporate objectives, and 50% for personal objectives, ranging from approximately 25% to 50% of an individual’s base compensation. The committee, in its discretion, determines the targets and actual bonus payment.

      Stock Options. Stock options are an essential element of our executive compensation package. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options or shares to vest. Substantially all of our full-time employees are granted employee stock options.

      The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to impact corporate results or on consistency within the executive’s peer group. The stock options are granted at a price that is equal to the fair market value of our common stock on the date of grant. The stock options vest over a four-year period. The committee may grant additional stock options to executives in connection with a significant change in responsibilities, to achieve equity within a peer group or for other reasons. In the discretion of the committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. In 2001, the committee considered all of these factors and granted options to executive officers in July, as part of a company-wide option grant program focusing on employee retention.

      For 2002, the committee will be considering whether to grant future options to executive officers based on the factors described above, paying particular attention to company-wide management objectives and each executive officer’s success in obtaining specific individual financial and operational objectives established or to be established for 2002, based on our revenue and profit expectations and the number of unvested options or shares held by the executive officer.

      Other Arrangements with Executive Officers. During 2001, we loaned $250,000 to James N. Chapman, our former Senior Vice President of Sales and Marketing. As consideration, he issued to us an unsecured recourse promissory note. Under the terms of the promissory note, Transmeta agreed to forgive unpaid principal and accrued interest in increments over time. For further details on this promissory note, see “Related Party Transactions.”

      David P. Jensen, our former Vice President of Operations, had exercised a stock option to purchase shares of our common stock, and he paid the purchase price by issuing Transmeta an interest-bearing recourse promissory note. In connection with his termination of employment, Transmeta repurchased all of the shares he received on the exercise of his stock option by canceling the principal and interest that he owed to Transmeta in the amount of the purchase price. Transmeta forgave the remaining unpaid principal and accrued interest under the promissory note. In addition, in connection with his termination of employment, he received severance payments and continuing health benefits coverage paid by Transmeta. For further details on Mr. Jensen’s severance, see “Related Party Transactions.”

      Merle A. McClendon had exercised a stock option to purchase shares of our common stock, and she paid the purchase price by issuing Transmeta an interest-bearing recourse promissory note. Ms. McClendon and Transmeta agreed to modify the promissory note to reduce the interest rate, extend the term and make the note non-recourse. In addition, Ms. McClendon granted Transmeta the right to repurchase her shares of our common stock. For further details on the modified promissory note and the repurchase agreement that we entered into with Ms. McClendon, see “Related Party Transactions.”

Chief Executive Officer Compensation

      David R. Ditzel was our CEO from March 1995 to March 2001. Effective in October 2000, Mr. Ditzel’s base salary was increased to $275,000. His incentive compensation for 2001 was $28,395, which represents approximately 21% of his target bonus for 2001. Bonus targets were set and reviewed quarterly during 2001. The amount paid relates to performance during the first quarter of 2001, and no incentive compensation was earned or paid with respect to performance during the second, third and fourth quarters of 2001. The committee also granted Mr. Ditzel an option to purchase 250,000 shares in July 2001 as part of a company-wide option grant program focusing on employee retention.

      Mark K. Allen was our CEO from March 2001 to October 2001. For 2001, Mr. Allen’s base salary was $275,000. His incentive compensation for 2001 was $28,636, which represents approximately 21% of his target bonus for 2001. Bonus targets were set and reviewed quarterly during 2001. The amount paid relates to performance during the first quarter of 2001, and no incentive compensation was earned or paid with respect to performance during the second, third and fourth quarters of 2001. The committee also granted Mr. Allen an option to purchase 250,000 shares in July 2001 as part of a company-wide option grant program focusing on employee retention. In January 2000, Mr. Allen exercised a stock option to purchase shares of our common stock, and he paid the purchase price by issuing Transmeta an interest-bearing recourse promissory note. In connection with Mr. Allen’s termination of employment, Transmeta repurchased all of the shares he received on the exercise of his stock option by canceling the principal that he owed to Transmeta in the amount of the purchase price. Transmeta forgave the remaining unpaid accrued interest under the promissory note. In addition, in connection with his termination of employment, he received severance payments and continuing health benefits coverage paid by Transmeta. For further details on Mr. Allen’s severance, see “Related Party Transactions.”

      In October 2001, Murray A. Goldman was appointed CEO on an interim basis until Transmeta hires a chief executive officer. Mr. Goldman’s base salary is currently $240,000. In connection with his service as an outside director, he participated in the automatic grant program for outside directors. He received no other option grants in 2001. In his capacity as interim CEO, he was paid a salary of $50,000 during 2001.

Compliance with Section 162(m) of the Internal Revenue Code

      Having considered the requirements of Section 162(m), the committee believes that grants made under the 2000 Equity Incentive Plan meet the requirements for performance-based grants as defined in Section 162(m). We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2002. We do not expect cash compensation for 2002 to any of our executive officers to be more than $1,000,000 or consequently affected by the requirements of Section 162(m).

COMPENSATION COMMITTEE

William P. Tai
T. Peter Thomas

COMPANY STOCK PRICE PERFORMANCE

      The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

      The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market Index and the JP Morgan H&Q Semiconductors Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Stock Market Index and the JP Morgan H&Q Semiconductors Index on November 7, 2000, and calculates the annual return through December 31, 2001. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*

AMONG TRANSMETA CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H&Q SEMICONDUCTORS INDEX

(PERFORMANCE GRAPH)

	TRANSMETA	NASDAQ STOCK	JP MORGAN H & Q
	CORPORATION	MARKET (U.S.)	SEMICONDUCTORS

11/7/00	100.00	100.00	100.00
12/00	111.90	71.90	79.73
12/01	10.90	57.05	77.28

*	$100 invested on 11/7/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL NO. 2 — AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

      In 2000, we adopted the Transmeta Corporation 2000 Employee Stock Purchase Plan. The Purchase Plan currently is authorized to issue up to an aggregate of 4,626,535 shares of our common stock. Stockholders are being requested to approve an amendment to the Purchase Plan to increase by 4,000,000 the number of shares that may be issued under the Purchase Plan. As of March 22, 2002, 3,396,224 shares of common stock remained available for issuance under the Purchase Plan, including an increase of 1,322,346 shares that became effective on January 1, 2002. Each January 1, the number of shares of our common stock reserved for issuance under the Purchase Plan is increased automatically by a number of shares equal to 1% of the total number of shares of our common stock outstanding on the immediately preceding December 31. The board of directors or the compensation committee may in its sole discretion reduce the amount of the increase in any particular year, and the aggregate number of shares issued over the term of the Purchase Plan may not exceed 20,000,000 shares.

      The board of directors believes that the shares that remain available for issuance will be insufficient to achieve the purposes of the Purchase Plan over its term plan unless the additional shares are authorized and approved by the stockholders.

      General. The purpose of the Purchase Plan is to provide our eligible employees with a convenient means of acquiring an equity interest in Transmeta through payroll deductions, to enhance such employees’ sense of participation in our affairs, and to provide an incentive for continued employment.

      Administration. The Purchase Plan is administered by the compensation committee. Subject to the provisions of the Purchase Plan and the limitations of Section 423 of the Internal Revenue Code or its successor, all questions of interpretation or application of the Purchase Plan are determined by the compensation committee and its decisions are final and binding upon all participants. Members of the compensation committee receive no compensation for their services in connection with the administration of the Purchase Plan, other than standard fees as established from time to time by the board of directors for services rendered by board members serving on board committees. We pay for all expenses incurred in connection with the administration of the Purchase Plan.

      Eligibility. All of our employees, or employees of any subsidiary, may participate in the Purchase Plan except the following:

      (a) employees who are not employed by us or any subsidiary before the beginning of an offering period or before such other time period as specified by the compensation committee;

      (b) employees who are customarily employed for 20 hours per week or less;

      (c) employees who are customarily employed for 5 months or less in a calendar year;

      (d) employees who own stock or hold options to purchase stock or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock; or

      (e) individuals who provide services to us or any of our participating subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

      As of March 22, 2002, there were 382 employees participating in the Purchase Plan. As of March 22, 2002, approximately 437 persons will be eligible to participate in the next offering period. As of March 22, 2002, the closing price of our common stock on the Nasdaq National Market was $4.00 per share.

      Under the Purchase Plan, eligible employees may acquire shares of our common stock through payroll deductions. Under the first offering period that was effective on the first day on which price quotations were available for our common stock on the Nasdaq National Market, participating employees were eligible to acquire shares of our common stock through a single lump sum cash payment. Our eligible employees may select a rate of payroll deduction between 1% and 15% of their W-2 cash compensation, unreduced by the amount by which the participating employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Internal Revenue Code. For the first offering period, employees were automatically granted an option based on 15% of their W-2 cash compensation during the first purchase period. An employee’s participation in this Purchase Plan will end automatically upon termination of employment for any reason.

      Due to the fact that our participating employees determine on their own whether they wish to participate in the Purchase Plan and the amount of their salary they wish to allocate to the Purchase Plan, it is not possible to state the number of shares which may be purchased or who will choose to participate in the

Purchase Plan in the future. From inception of the Purchase Plan to December 28, 2001, a total of 324,868 shares had been issued under the Purchase Plan to all employees, including 10,372 shares issued to our current executive officers.

      Description of General Terms of the Purchase Plan. The Purchase Plan provides a mechanism whereby our eligible employees may purchase our common stock at a discount from the market price of our common stock. The shares under the Purchase Plan are offered to employees during offering periods. Except for the first offering period, offering periods are approximately twenty-four months long and consist of four six-month purchase periods. Offering periods begin on February 1 and August 1 each year, and end on January 31 and July 31, respectively, two years after commencement. During six-month purchase periods, payroll deductions of the participants are accumulated under the Purchase Plan. The first business day of each offering period is referred to as the offering date for such offering period. The last business day of each purchase period is referred to as the purchase date.

      Employees will be able to elect to participate in any offering period by enrolling as provided under the terms of the Purchase Plan. A participating employee may only participate in one offering period at a time. Once enrolled, a participating employee will automatically participate in each succeeding offering period unless the participating employee withdraws from the offering period or the Purchase Plan is terminated. After the participating employee has set the rate of payroll deductions for an offering period, that rate will continue to be effective for the remainder of the offering period (and for all subsequent offering periods in which the participating employee will be automatically enrolled) unless otherwise changed by the participating employee. The participating employee may increase or lower the rate of payroll deductions during an offering period. Not more than one change may be made during a single purchase period.

      On each purchase date, the purchase price for shares being acquired pursuant to the Purchase Plan is determined. The purchase price is 85% of the lower of the fair market value of a share of our common stock on (1) the offering date, or (2) the purchase date. The fair market value of a share of our common stock is the closing price of our common stock on the applicable date as quoted on the Nasdaq National Market and reported in the Wall Street Journal.

      If the fair market value of our common stock on any subsequent offering date is lower than the fair market value of our common stock on the offering date of any outstanding offering period, then all participants in such offering period will be automatically withdrawn from such offering period after the purchase of their shares on such purchase date and automatically enrolled in the subsequent offering period with the lower priced offering date.

      The maximum number of shares that a participant may purchase during each calendar year is $25,000 determined as of the offering date, for each calendar year in which the employee participates in the Purchase Plan. In addition, no more than 200% of the number of shares determined by using 85% of the fair market value of a share of our common stock on the offering date as the denominator may be purchased by a participant on any single purchase date. During the purchase period, each participant is granted an option to purchase on the exercise date a number of shares of our common stock determined by dividing the participant’s contributions accumulated during the purchase period divided by the purchase price per share determined under the Purchase Plan’s valuation provisions. Unless a participant withdraws from the Purchase Plan, his or her option for the purchase of shares during the purchase period will be exercised automatically on the exercise date of the purchase period and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated contributions in his or her account. Upon the death or termination of employment by the participant or the voluntary withdrawal from the Purchase Plan by the participant, all accumulated contributions held on behalf of the participant will be refunded to that participant or the participant’s beneficiaries.

      The board of directors may at any time amend, terminate or extend the term of the Purchase Plan, except that termination cannot affect the terms of shares previously granted under the Purchase Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without stockholder approval if such amendment would: (a) increase the number of shares that may be issued under the Purchase Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan. Our compensation committee has the power to change the starting date of any later offering period, the purchase date of a purchase period and the duration of any offering period or purchase period without stockholder approval if this change is announced before the relevant offering period or before such other time period as specified by the compensation committee.

      The Purchase Plan will continue until the earlier to occur of: (a) termination of the Purchase Plan by our board of directors; (b) the issuance of all shares of our common stock reserved for issuance under the Purchase Plan; or (c) September 10, 2010, ten years after the date the board of directors adopted the Purchase Plan.

      Tax Information. The Purchase Plan, and the rights of the participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax. If the participant has held the shares for at least one year after purchase and two years after the offering date, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) 15% of the fair market value of the shares on the offering date, will be treated as ordinary income and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the length of time the shares have been held. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934.

      This discussion is only a summary of the effect of federal income taxation upon the participant and us with respect to the purchase and sale of shares under the Purchase Plan and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, this summary does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

The board of directors recommends a vote FOR this proposal.

PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, the board has reappointed Ernst & Young LLP as independent auditors to audit our financial statements for the current fiscal year. Representatives of the firm of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to the appropriate questions.

Audit Fees

      Fees for the last fiscal year were $241,000 for the annual audit.

All Other Fees

      Fees for the last fiscal year were $73,675 for audit related services and $206,239 for nonaudit related services.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The board recommends a vote for ratification of the selection of Ernst & Young LLP

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the audit committee with respect to Transmeta’s audited financial statements for fiscal year 2001. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

      The audit committee’s purpose is to assist the board in its oversight of Transmeta’s financial accounting, reporting and controls. The committee operates under a charter originally approved by the board in August 2000, and most recently approved by the board in March 2002.

      Management is responsible for the preparation, presentation and integrity of Transmeta’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The audit committee discusses with our independent auditors the overall scope and plans for the audit. The audit committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Transmeta’s internal controls and the overall quality of Transmeta’s accounting principles.

      In performing its oversight role, the audit committee considered and discussed the audited financial statements with management and the independent auditors. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to below and in its charter, the audit committee recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year 2001. The audit committee and the board also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as independent auditors.

      The members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of Transmeta’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent” as required by the Nasdaq National Market.

AUDIT COMMITTEE:

Larry R. Carter
William P. Tai
T. Peter Thomas

RELATED PARTY TRANSACTIONS

      Other than the compensation arrangements described in “Director Compensation” and “Executive Compensation” and the transactions described below, since January 1, 2001, there has not been nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party to which the amount involved exceeds $60,000 and in which any executive officer, director or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

      In January 2000, Mark K. Allen had exercised a stock option to purchase 2,000,000 shares of our common stock at $3.00 per share, and he paid the purchase price by issuing us an interest-bearing recourse promissory note. In November 2001, in connection with the termination of his employment, we repurchased all 2,000,000 of those shares at a purchase price of $3.22 per share. We paid the purchase price by canceling principal and interest, which he owed to us under the note in an amount equal to the purchase price. In connection with his termination, the remaining unpaid accrued interest under the note, totaling $273,590, was forgiven and we agreed to pay tax withholding payments in a total amount not to exceed $220,000 on behalf of Mr. Allen relating to the cancellation of that portion of the note. Additionally, in connection with his termination: Mr. Allen and Transmeta entered a mutual release; we agreed to pay Mr. Allen severance payments totaling $425,000, payable in 2002; we paid to Mr. Allen the equivalent of his normal salary through December 31, 2001; and we agreed to pay for Mr. Allen’s group health benefits until the earlier of when he finds employment providing comparable health benefits or April 2003.

      In April 2001, we loaned $250,000 to James N. Chapman. As consideration, he issued to us an unsecured recourse promissory note due on the earlier of January 1, 2003 or 30 days after termination of Mr. Chapman’s employment. The note accrued interest at a rate of 6% per year. Additionally, the note provides that if Mr. Chapman remains employed by us until December 31, 2001, then one-half of the principal and all then accrued interest under the note is to be forgiven, and if Mr. Chapman remains employed by us until December 31, 2002, then the remaining principal and all then accrued interest under the note is to be forgiven. Further, the note provides that we will pay to Mr. Chapman amounts equal to U.S. federal and state income taxes payable by him related to any forgiveness of the note. In accordance with the terms of the note, on December 31, 2001 one-half of the principal and all then accrued interest under the note, totaling $133,300, was forgiven and we agreed to pay tax withholding payments on behalf of Mr. Chapman relating to the cancellation of that portion of the note. In connection with the termination of Mr. Chapman’s employment, the remaining principal totaling $125,000, was forgiven in January 2002.

      In March 2000, David P. Jensen had exercised a stock option to purchase 550,000 shares of our common stock at $3.625 per share, and he paid the purchase price by issuing us an interest-bearing recourse promissory note. In connection with the termination of his employment, in November 2001 we repurchased all 550,000 of those shares at a purchase price of $3.22 per share. We paid the purchase price by canceling principal and interest, which he owed to us under the note in an amount equal to the purchase price. In connection with his termination, the remaining unpaid principal and accrued interest under the note, totaling $463,655, was forgiven and we agreed to pay tax withholding payments in a total amount not to exceed $420,000 on behalf of Mr. Jensen relating to the cancellation of that portion of the note. Additionally, in connection with his termination: Mr. Jensen and Transmeta entered a mutual release; we agreed to pay Mr. Jensen a severance payment of $135,000, payable in 2002; and we agreed to pay for Mr. Jensen’s group health benefits until the earlier of when he finds employment providing comparable health benefits or December 2002.

      In August 2000, Ms. McClendon had exercised a stock option to purchase 1,100,000 shares of our common stock at $6.00 per share, and she paid the purchase price by issuing us an interest-bearing, recourse promissory note. In November 2001, we modified the note as follows: the note was changed to non-recourse from full recourse; the interest rate was reduced to 4.09% from 6.23%; and the term of the note was extended to the earlier of August 2009 or three years after her termination. In addition, Ms. McClendon granted to us a right to repurchase, for up to three years after her employment terminates, all 1,100,000 shares at their fair value at any time that the fair value of the stock equals or exceeds the then current principal amount of the note and accrued interest. If we have not first repurchased the shares, Ms. McClendon may sell the shares and repay the note and accrued interest at any time the fair value of the stock exceeds the then current principal amount of the note and accrued interest. Ms. McClendon also agreed to terminate an option to purchase 250,000 shares of our common stock granted to her in July 2001.

      In November 2001, we entered into an indemnification agreement with Fred Brown, our Senior Vice President of Worldwide Sales. This agreements provides for the indemnification of him and for all expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was an agent of Transmeta.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at our 2003 annual meeting of stockholders must be received at our principal executive offices no later than December 12, 2002 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2003 annual meeting of stockholders (but not include the proposal in our proxy materials) must provide written notice of the proposal to the Secretary of Transmeta at our principal executive offices on or after January 31, 2003 and on or before February 25, 2003. In addition, stockholders must comply with the procedural requirements in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Transmeta at our principal executive offices no less than 75 days and no more than 105 days before the first anniversary of the 2002 annual meeting. If the annual meeting in 2003 is more than 30 days before or more than 60 days after the first anniversary of the 2002 annual meeting, then stockholders must give us notice of any proposal no less than 75 days before the meeting or 10 days after we publicly announce the date of the meeting and no more than 105 days before the meeting. The stockholder’s notice must specify, as to each proposed matter: (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on our books of the stockholder proposing the business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of our common stock owned by the stockholder, beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest in the matter of the stockholder or beneficial holder or other party on whose behalf the proposal is made. Stockholders can obtain a copy of our bylaws from us upon request. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2003 according to their judgment on all stockholder proposals that we receive after February 25, 2003.

COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 of the Securities Exchange Act of 1934 requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2001, except that William P. Tai filed a late Form 4 report for the month of May 2001 for the acquisition of 30,900 shares, Michael F. Ahern filed a late Form 5 report for the cancellation of options and repurchase of unvested shares upon his termination and David Jensen failed to file a Form 5 report for 2001 for our repurchase of 550,000 shares he acquired upon exercise of employee options.

OTHER BUSINESS

      The board does not intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the proxy holders. A matter is considered properly brought before the 2002 annual meeting if we receive notice of the matter in the manner provided in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Transmeta at our principal executive offices no later than March 2, 2002.

      Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

TRANSMETA CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

As Adopted on September 11, 2000
As Amended on March 14, 2002*

         1.     Establishment of Plan. Transmeta Corporation (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 8,626,535 shares of the Company’s Common Stock is reserved for issuance under this Plan. In addition, on each January 1, the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31; provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed 20,000,000 shares. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

         2.     Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

         3.     Administration. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

         4.     Eligibility. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

                  (a) employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee, except that employees who are employed on the Effective Date of the Registration Statement filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) registering the initial public offering of the Company’s Common Stock shall be eligible to participate in the first Offering Period under the Plan;

                  (b) employees who are customarily employed for twenty (20) hours or less per week;

                  (c) employees who are customarily employed for five (5) months or less in a calendar year;

*The number of common stock shares reserved for issuance under this Plan includes a two for one stock split on the original reservation that occurred on October 30, 2000, automatic annual increases that occurred on January 1, 2001 and January 1, 2002 and an increase approved by the Board of Directors on March 14, 2002.

Transmeta Corporation
2000 Employee Stock Purchase Plan

                  (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

                  (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

         5.     Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of twenty-four (24) months duration commencing on February 1 and August 1 of each year and ending on January 31 and July 31 of each year; provided, however, that the first such Offering Period shall commence on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “First Offering Date”) and shall end on July 31, 2002 (the “First Offering Period”). Except for the First Offering Period, each Offering Period shall consist of four (4) six month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The First Offering Period shall consist of no more than five and no fewer than three Purchase Periods, any of which may be greater or less than six months as determined by the Committee. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Purchase Period is referred to as the “Purchase Date”. The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

         6.     Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee; provided, however, that all eligible employees employed on or before the First Offering Date will be automatically enrolled in the First Offering Period. Notwithstanding the foregoing, (i) an eligible employee may elect to decrease the number of shares of Common Stock that such employee would otherwise be permitted to purchase pursuant to Section 7 below for the First Offering Period and/or purchase shares of Common Stock for the First Offering Period through payroll deductions by delivering a subscription agreement to the Company within thirty (30) days following the First Offering Date after the filing of an effective registration statement pursuant to Form S-8 and (ii) the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. Except as provided above with respect to the First Offering Period, an eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

         7.     Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such employee’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s

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Transmeta Corporation
2000 Employee Stock Purchase Plan

Common Stock), provided, however, that for each Purchase Period within the First Offering Period the numerator shall be fifteen percent (15%) of the eligible employee’s compensation for such Purchase Period and provided, further, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

         8.     Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

                  (a) The fair market value on the Offering Date; or

                  (b) The fair market value on the Purchase Date.

         The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal.

Notwithstanding the foregoing, for purposes of the First Offering Date, fair market value shall be the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

         9.     Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

                  (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period, provided, however, that for the First Offering Period the purchase price of the shares shall be paid by the eligible employee in cash on each Purchase Date within the First Offering Period unless the eligible employee elects to purchase such shares through payroll deductions after the filing of an effective Form S-8 registration statement pursuant to the second sentence of Section 6 above within thirty (30) days following the First Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

                  (b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be

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Transmeta Corporation
2000 Employee Stock Purchase Plan

made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

                  (c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

                  (d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                  (e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

                  (f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

                  (g) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

         10.     Limitations on Shares to be Purchased.

                  (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

                  (b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

                  (c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period

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Transmeta Corporation
2000 Employee Stock Purchase Plan

as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

                  (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

                  (e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

         11.     Withdrawal.

                  (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

                  (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

                  (c) If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

         12.     Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         13.     Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

         14.     Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number

5

Transmeta Corporation
2000 Employee Stock Purchase Plan

of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee consistent with pooling of interests accounting treatment.

                  The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

         15.     Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

         16.     Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

         17.     Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

6

Transmeta Corporation
2000 Employee Stock Purchase Plan

         18.     No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

         19.     Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

         20.     Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21.     Term; Stockholder Approval. After this Plan is adopted by the Board, this Plan will become effective on the First Offering Date (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

         22.     Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         23.     Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         24.     Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

         25.     Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

7

Transmeta Corporation
2000 Employee Stock Purchase Plan

                  (a) increase the number of shares that may be issued under this Plan; or

                  (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

                  Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

8

TRANSMETA CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS — MAY 16, 2002

The undersigned, a stockholder of Transmeta Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2001; and, revoking any proxy previously given, hereby constitutes and appoints Murray A. Goldman and Merle A. McClendon, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent and vote the shares of Common Stock of Transmeta Corporation standing in the name of the undersigned on March 22, 2002 at the Annual Meeting of Stockholders of Transmeta Corporation, on Thursday, May 16, 2002 at 8:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

     This proxy will be voted in accordance with the judgment of the proxy holders named herein on any other business that may properly come before the meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934.

COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS BOX ON REVERSE SIDE

(continued and to be signed on the reverse side)

Ù   FOLD AND DETACH HERE   Ù

TRANSMETA CORPORATION

2002 Annual Meeting of Stockholders
May 16, 2002

You are cordially invited to attend the 2002 Annual Meeting of Stockholders that will be held on
Thursday, May 16, 2002, beginning at 8:00 a.m. Pacific Standard Time, at:

Hilton Santa Clara
4949 Great America Parkway
Santa Clara, California

ADMITTANCE TICKET

This ticket entitles you, the stockholder, and one guest to attend the 2002 Annual Meeting.
Please bring it with you. Only stockholders and their guests will be admitted.
We look forward to welcoming you on Thursday, May 16.

Please mark your votes as indicated in this example	[X]

The Board of Directors recommends that you vote FOR the nominees on Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Class II Directors: 01 David R. Ditzel 02 T. Peter Thomas

FOR all nominees listed (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed [ ]	INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	To approve an amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance by 4,000,000 shares.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Ratification of the appointment of Ernst & Young LLP as auditors for 2002.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

COMMENTS/ADDRESS CHANGE [ ] I Plan to Attend Meeting [ ] Please mark the box if you have written comments or an address change on the reverse side

***IF YOU WISH TO VOTE BY TELEPHONE,
PLEASE READ THE INSTRUCTIONS BELOW***

Signature__________________________ Signature_____________________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer. PLEASE DATE THIS PROXY

Ù   FOLD AND DETACH HERE   Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/tmta
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do
NOT need to mail back your proxy card.